                                                                    Exhibit 1(e)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                            ARTICLES OF AMENDMENT TO
                       ARTICLES SUPPLEMENTARY DESIGNATING
                   CLASS A COMMON STOCK, CLASS B COMMON STOCK,
                  CLASS C COMMON STOCK AND CLASS D COMMON STOCK
                             OF HIGH YIELD PORTFOLIO

         Merrill Lynch Municipal Bond Fund, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles Supplementary of the Corporation classifying the capital stock of the Corporation as listed above are hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

Current Name of Portfolio/Class                                  New Name of Portfolio/Class
-------------------------------                                  ---------------------------
High Yield Portfolio Class A                            National Portfolio Class A Common Stock
Common Stock
High Yield Portfolio Class B                            National Portfolio Class B Common Stock
Common Stock
High Yield Portfolio Class C                            National Portfolio Class C Common Stock
Common Stock
High Yield Portfolio Class D                            National Portfolio Class D Common Stock
Common Stock

         SECOND: All of the shares of the Corporation's Common Stock, as renamed, continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Corporation.

         THIRD: These Articles of Amendment were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

         FOURTH:  No other change is intended or effected.

         IN WITNESS WHEREOF, Merrill Lynch Municipal Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Treasurer and witnessed by its Secretary on October 4, 2001.

WITNESS                                  MERRILL LYNCH MUNICIPAL BOND FUND, INC.



   /s/ Alice A. Pellegrino          /s/ Donald C. Burke
--------------------------       ---------------------------
Name:  Alice A. Pellegrino       Name:  Donald C. Burke
Title:  Secretary                Title:  Vice President and Treasurer



         THE UNDERSIGNED, Vice President and Treasurer of Merrill Lynch Municipal Bond Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

                                           /s/ Donald C. Burke
                                           -------------------------
                                           Name:   Donald C. Burke
                                           Title:   Vice President and Treasurer

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